UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

LCA-VISION INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio (Address of Principal Executive Offices)		45236 (Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 24, 2008, LCA-Vision Inc. (the “Company”) entered into a Rights Agreement with Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”). As noted in the preamble to the Rights Agreement, the Company’s Board of Directors has authorized and declared a dividend distribution of one right for each outstanding share of common stock (each a “Right” and collectively the “Rights”) to stockholders of record at the close of business on November 24, 2008 (the “Record Date”). The Board of Directors also authorized the issuance of one Right for each share of common stock issued between the Record Date and the Distribution Date, as defined below and in the Rights Agreement. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth (1/100) of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a purchase price of $100 per Unit, subject to adjustment.

Initially, the Rights will be attached to all common stock certificates representing outstanding shares, and no separate certificates (“Rights Certificates”) will be distributed. Subject to exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a distribution date (the “Distribution Date”) will occur upon the earliest of (i) ten business days following (A) a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 20% or more of the outstanding shares of common stock other than as a result of repurchases by the Company, certain inadvertent actions by institutional or certain other stockholders, or the beneficial ownership by a person of 20% or more of the outstanding common stock as of the Record Date or (B) the date a person (also an “Acquiring Person”) has entered into an agreement or arrangement with the Company or any subsidiary of the Company providing for an Acquisition Transaction, as defined below and in the Rights Agreement (any such date, a “Stock Acquisition Date”), (ii) ten business days (or such later date as the Board of Directors determines) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person, and (iii) ten business days after the Board of Directors determines that any person, alone or together with its affiliates and associates, has become the beneficial owner of an amount of common stock that the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of common stock then outstanding) and at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as the directors deem appropriate, determine that (A) such beneficial ownership by such person is intended to cause the Company to repurchase the common stock beneficially owned by such person or to pressure the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (B) such beneficial ownership is causing or is reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company’s ability to maintain its competitive position) on the business or prospects of the Company (any such person being an “Adverse Person”). An “Acquisition Transaction” is defined in the Rights Agreement as (x) a merger, consolidation or similar transaction involving the Company or any of its subsidiaries as a result of which stockholders of the Company will no longer own a majority of the outstanding shares of common stock of the Company or a publicly traded entity which controls the Company or, if appropriate, the entity into which the Company may be merged, consolidated or otherwise combined (based solely on the shares of common stock received or retained by such stockholders, in their capacity as stockholders of the Company, pursuant to such transaction), (y) a purchase or other acquisition of all or a substantial portion of the assets of the Company and its subsidiaries, or (z) a purchase or other acquisition of securities representing 20% or more of the shares of common stock then outstanding. Until the Distribution Date, (i) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require, before the occurrence of a Triggering Event, as defined below and in the Rights Agreement, that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Series A Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire on the earlier of (i) the close of business on November 23, 2018, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below, and (ii) the close of business on the first anniversary of the Rights Agreement, unless, before such date, the adoption of the Rights Agreement has been ratified by the Company’s stockholders.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of common stock issued before the Distribution Date will be issued with Rights.

If (i) a person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of common stock that the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a “Qualified Offer”), or (ii) the Board of Directors determines that a person is an Adverse Person, then each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property, or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person (or by certain related parties) will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person or by an Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of common stock (or other consideration, as noted above) for $100. Assuming that the common stock had a per share value of $40 at such time, the holder of each valid Right would be entitled to purchase five shares of common stock for $100.

If, at any time following a Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity that acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow, or earning power is sold or transferred, then each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

At any time after a person becomes an Acquiring Person and before the acquisition by such person or group of 50% or more of the outstanding common stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group that have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth (1/100) of a share of Series A Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges), per Right, subject to adjustment.

At any time until the earlier of (i) ten business days following a Stock Acquisition Date and (ii) ten business days following a determination by the Board of Directors that a person is an Adverse Person, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, common stock, or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors before the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights (excluding the interests of an Acquiring Person, an Adverse Person, or certain related parties), or to shorten or lengthen any time period under the Rights Agreement. Notwithstanding the foregoing, no amendment may be made to the Rights Agreement at a time when the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provision therein.

The summary description of the Rights included in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1.

In connection with the Rights Agreement, the Company has filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Department of State of the State of Delaware on November 24, 2008 (the “Certificate of Designation”). The Certificate of Designation provides that the holders of Series A Preferred Stock are entitled to receive, when, as, and if declared by the Board of Directors, quarterly dividends payable in cash in an amount per share equal to the greater of (i) $10 and (ii) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock, declared on common stock. The Company must declare a dividend or distribution on the Series A Preferred Stock as provided in the immediately preceding sentence after it declares a dividend or distribution on the common stock other than a dividend payable in shares of common stock. Accrued and unpaid dividends do not bear interest. Subject to adjustment, the holders of Series A Preferred Stock are entitled to 100 votes, for each share of Series A Preferred Stock, on all matters submitted to a vote of the stockholders. The holders of shares of Series A Preferred Stock shall vote together as one class with the holders of common stock. If dividends on any Series A Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon, this marks the beginning of a default period, which extends until the time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the then-current quarterly dividend period on all shares of Series A Preferred Stock then outstanding have been declared and paid or set apart for payment. During the default period, all holders of Series A Preferred Stock with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, have the right to elect two directors. The terms of these directors will terminate automatically upon the expiration of the default period. Except as expressly set forth in the Certificate of Designation, or as required by applicable law, holders of Series A Preferred Stock have no special voting rights and their consent for taking any corporate action is not required. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions have been paid in full, the Company may not, among other things, declare, pay dividends, redeem, purchase, or otherwise acquire any shares of stock ranking junior to the Series A Preferred Stock. Upon any liquidation, dissolution, or winding up of the Company, no distribution may be made to the holders of shares of stock ranking junior to the Series A Preferred Stock unless, prior to, the holders of Series A Preferred Stock have received $100 per share plus an amount equal to accrued and unpaid dividends. If the Company enters into any consolidation, merger, combination, or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share, subject to adjustment, equal to 100 times the aggregate amount of stock, securities, cash, or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged. The shares of Series A Preferred Stock are not redeemable.

The summary description of the terms of the Series A Preferred Stock included in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 3.03 Material Modification to Rights of Security Holders

The information required by this Item 3.03 is included in Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement, the Company filed a Certificate of Designation of Series A Junior Participating Preferred Stock with the Department of State of the State of Delaware on November 24, 2008. The description and terms of the Series A Junior Participating Preferred Stock are included in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Department of State of the State of Delaware on November 24, 2008

4.1	Rights Agreement dated November 24, 2008, between LCA-Vision Inc. and Computershare Trust Company, N.A.

99.1	Press release dated November 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC. /s/ Steven C. Straus Steven C. Straus, Chief Executive Officer

Date: November 24, 2008